Exhibit 4.8

HTG MOLECULAR DIAGNOSTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 22, 2014, by and among HTG MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (the “Company”), certain holders of common stock, $0.001 par value per share, of the Company (“Common Stock”) listed on Exhibit A-1 hereto (the “Common Stockholders”) and the holders of Preferred Stock (as defined below) listed on Exhibit A-2 hereto (the “Investors”). The Common Stockholders and the Investors may be referred to herein individually as a “Stockholder” and collectively as “Stockholders.”

RECITALS

WHEREAS, in connection with the Company’s prior sale of its Series E Convertible Preferred Stock, the Company and the Stockholders entered into that certain Amended and Restated Investor Rights Agreement dated as of February 4, 2014 (the “Prior Agreement”); and

WHEREAS, in anticipation of the consummation of the Initial Offering (as defined below), the Company and the undersigned Stockholders (on behalf of themselves and all other Investors and all Common Stockholders) desire to enter into this Agreement in order to amend and restate the Prior Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety as set forth herein, contingent and effective upon the closing of the Initial Offering (the “Effective Time”), and all rights and covenants made under the Prior Agreement (including registration rights and related notice provisions), contingent and effective upon the Effective Time, are hereby terminated in their entirety and shall have no further force or effect whatsoever; provided, however, that, if the Initial Offering is not completed for any reason by March 31, 2015 (or such later date as consented to by the Requisite Investors (as such term is defined in the Prior Agreement)), or upon the earlier abandonment of the Initial Offering (whether as a result of the determination of the Board of Directors not to file with the Commission a registration statement for the Initial Offering or the withdrawal by the Company of the registration statement with respect thereto), this Agreement shall be null and void and the Prior Agreement shall remain in full force and effect. Notwithstanding the foregoing, the obligations, if any, of Novo, Fletcher and MCV (each as defined in the Prior Agreement) in the intention letters dated on or about June 9, 2011 shall remain discharged in full, effective as of November 2, 2012.

1.2 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act, or any successor rule.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 3, 2014, as amended and/or restated from time to time.

“Commission” means the Securities and Exchange Commission and any successor agency of the federal government administering the Securities Act and the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, in connection with which the outstanding shares of Preferred Stock are converted into shares of Common Stock.

“Person” or “person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock held by the Stockholders.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, or, as the context may require, under the Exchange Act or applicable state securities laws.

“Registrable Securities” means (i) shares of Common Stock issued upon the conversion of the Preferred Stock, (ii) for purposes of Sections 2.1, 2.2, 2.4, 2.6, 2.7, 2.8, 2.9, 2.14 and 2.15 only, shares of Common Stock held by the Common Stockholders as of the date hereof, and (iii) any shares of Common Stock issued or issuable with respect to any of the foregoing upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding, in any event, securities that (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, (b) have been sold pursuant to Rule 144, (c) are eligible for sale without volume restrictions pursuant to Rule 144 or (d) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

“Requisite Investors” means the holders of at least 60% of the then-outstanding Registrable Securities that were issued upon conversion of the Series E Convertible Preferred Stock of the Company.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

SECTION 2. TRANSFER OF REGISTRABLE SECURITIES; REGISTRATION RIGHTS.

2.1 Restrictive Legend. Each certificate or uncertificated share representing Registrable Securities shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted or notated, as applicable, with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

Upon request of a holder of such Registrable Securities, the Company shall remove the foregoing legend from the certificate or uncertificated shares or issue to such holder a new certificate or uncertificated shares therefor free of such legend if there is an effective registration statement covering the securities represented by such certificate or uncertificated shares or, with such request, the Company shall have received either the opinion of counsel or no-action letter referred to in Section 2.2 (unless such opinion of counsel or no-action letter is not required by Section 2.2), subject in each case to the continued effectiveness of such registration statement, opinion of counsel or no-action letter.

2.2 Notice of Proposed Transfer. Prior to any proposed sale, pledge, hypothecation or other transfer of any Registrable Securities (other than under the circumstances described in Section 2.3, 2.4 or 2.5), the holder thereof shall give written notice to the Company of its intention to effect such sale, pledge, hypothecation or other transfer. Each such notice shall describe the manner of the proposed sale, pledge, hypothecation or other transfer and, if requested by the Company, shall be accompanied by either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed sale, pledge, hypothecation or other transfer may be effected without registration under the Securities Act or (ii) a “no-action” letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto (it being understood that if such transfer, in the reasonable opinion of the Company upon advice of its counsel, will be in accordance with Rule 144, the Company shall not require an opinion of counsel or no-action letter), whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of its notice; provided, however, that no such opinion of counsel or no-action letter shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder. All certificates or uncertificated shares, as applicable, for Registrable Securities transferred as provided above shall bear the appropriate restrictive legend set forth in Section 2.1, except that such certificate or uncertificated shares shall not bear such legend if (a) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (b) the opinion of counsel or “no-action” letter referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act or that such legend is not required to establish compliance with any provisions of the Securities Act. Notwithstanding any other provision hereof, the restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear the legend prescribed by Section 2.1 in accordance with the provisions of that Section.

2.3 Required Registration.

(a) At any time after the date that is 180 days following the date of the underwriting agreement for the Initial Offering, holders of at least fifty percent (50%) of the total shares of Registrable Securities then outstanding may request that the Company register under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated price to the public of such shares would be at least $7,500,000 (before deducting any Selling Expenses (as defined in Section 2.7)).

(b) Following receipt of any notice under Section 2.3(a), the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and such holders shall then be entitled within thirty (30) days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities, subject to the limitations set forth in this Section 2.3(c). The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the receipt of such notice by such holders, subject to the limitations set forth in Section 2.3(c)). The Company shall be obligated to register Registrable Securities pursuant to this Section 2.3 on two (2) occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all of the shares of Registrable Securities requested to be included in such registration by the holders of Registrable Securities in accordance with the method of disposition specified by the requesting holders shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2.3 after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering and prior to ninety (90) days after the effective date of such registration statement.

(c) If the holders requesting such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in paragraph (b) above. The right of any holder to registration pursuant to this Section 2.3 shall be conditioned upon such holder’s agreeing to participate in such underwriting and to permit inclusion of such holder’s Registrable Securities in the underwriting. If such method of disposition is an underwritten public offering, the Company shall designate the managing underwriter of such offering, which underwriter shall be reasonably acceptable to the holders of at least a majority in interest of the shares of Registrable Securities to be sold in such offering. A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds, subject to the limitations required by the managing underwriter as provided for in Section 2.3(d) below.

(d) A registration statement filed pursuant to this Section 2.3 may, subject to the following provisions, include (i) shares of Common Stock for sale by the Company for its own account and (ii) shares of Common Stock held by persons who by virtue of agreements with the Company in compliance with the provisions of Section 2.13 hereof are entitled to include such shares in such registration (the “Other Stockholders”), in each case for sale in accordance with the method of disposition specified by the requesting holders. If such registration shall be underwritten, the Company and Other Stockholders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting on terms no less favorable to the Company and such Other Stockholders than the terms afforded the holders of Registrable Securities. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock held by Other Stockholders (other than Registrable Securities) and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and unless the holders of such shares and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares held by the Other Stockholders to the extent required by the managing underwriter, then to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter. If the managing underwriter determines that marketing factors require a further limitation of the number of Registrable Securities to be registered under this Section 2.3, then Registrable Securities shall be excluded in such manner that the securities to be sold shall be allocated among the selling holders pro rata based on their ownership of Registrable Securities; provided however that all Registrable Securities that were originally issued as Common Stock shall be excluded before excluding any Registrable Securities that were originally issued as Preferred Stock. In any event all securities to be sold other than Registrable Securities will be excluded prior to any exclusion of Registrable Securities. No Registrable Securities or any other security excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any holder of Registrable Securities or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such holder of securities may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration. Except for registration statements on Form S-4, S-8 or any comparable forms or successors thereto or another form not available for registering the Registrable Securities for sale to the public, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2.3 until one hundred eighty (180) days after the effective date of such registration, subject to the terms and conditions of this Agreement.

(e) If at the time of any request to register Registrable Securities pursuant to this Section 2.3, the Company is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may, at its option, direct that such request be delayed for a period not to exceed ninety (90) days from the date of a request for registration, such right to delay a request to be exercised by the Company not more than once in any one (1)-year period.

2.4 Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any comparable forms or successors thereto or another form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to all holders of the Registrable Securities of its intention so to do. Upon the written request of any such holder received by the Company within twenty (20) days after the giving of any such notice by the Company to register any or all of its Registrable Securities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Securities so registered. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to this Section 2.4. In such event the right of any holder of Registrable Securities to registration pursuant to this Section 2.4 shall be conditioned upon such holder’s participation in such underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2.4, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, such limitation will be imposed pro rata with respect to all securities whose holders have a contractual, incidental (“piggyback”) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right; provided, however, that the number of Registrable Securities shall not be reduced below thirty percent (30%) of the number of Registrable Securities requested to be included in such underwriting; and provided further that the number of Registrable Securities underlying Preferred Stock shall not be reduced below twenty-five percent (25%) of the number of securities included in such underwriting. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2.4 for any reason without thereby incurring any liability to the holders of Registrable Securities. If any holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

2.5 Registration on Form S-3.

(a) In addition to the rights provided in Sections 2.3 and 2.4, if at any time (i) one or more holders of Registrable Securities constituting at least fifty percent (50%) of the total shares of Registrable Securities then outstanding requests that the Company file a registration statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would be at least $5,000,000 (before deducting any Selling Expenses), and (ii) the Company is a registrant entitled to use Form S-3 or any comparable or successor form thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any comparable or successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 2.5 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.3, including, but not limited to, the cut-back provisions and the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering, shall apply to such registration; provided, however, that the number of registrations on Form S-3 which may be requested and obtained under this Section 2.5 during any twelve (12)-month period shall not exceed two (2).

(b) The Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms; and to that end the Company shall use its commercially reasonable efforts to register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form.

(c) If at the time of any request to register Registrable Securities pursuant to this Section 2.5, the Company is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not to exceed ninety (90) days from the date of a request for registration, such right to delay a request to be exercised by the Company not more than once in any one (1)-year period.

2.6 Registration Procedures. If and whenever the Company is required by the provisions of Section 2.3, 2.4 or 2.5 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2.3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request;

(e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the Common Stock of the Company is then listed;

(f) comply with all applicable rules and regulations under the Securities Act and Exchange Act;

(g) immediately notify each seller of Registrable Securities and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) if the offering is underwritten and at the request of any seller of Registrable Securities, furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, dated such date, addressed to the underwriters to such effects as reasonably may be requested by counsel for the underwriters, and executed counterparts of such opinion addressed to the sellers of Registrable Securities to the same effects as requested by counsel for the underwriters, and (ii) a letter, dated such date, from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to such registration as such underwriters reasonably may request;

(i) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates or uncertificated shares representing Registrable Securities to be sold, such certificates or uncertificated shares to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two (2) business days prior to any sale of Registrable Securities; and

(k) permit any holder of Registrable Securities which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

For purposes of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or one hundred eighty (180) days after the effective date thereof, provided, however, in the case of any registration of Registrable Securities on Form S-3 or a comparable or successor form which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (y) and (z) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information requested by the Company and the managing underwriter, if any, with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws. Any holder of

Registrable Securities may withdraw all or part of its Registrable Securities from a registration pursuant to Section 2.3, 2.4 or 2.5 at any time prior to the effective date of such registration.

2.7 Expenses.

(a) All expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority (FINRA), transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained by the Company with respect to the offering by the Company, and reasonable fees and disbursements of one counsel selected by at least a majority in interest of the sellers of Registrable Securities (which fees and disbursements of counsel shall not exceed $25,000 per required registration or S-3 registration and shall not exceed an aggregate of $50,000 for all registrations effected during any twelve (12)-month period), but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”

(b) The Company will pay all Registration Expenses incurred in connection with any registration pursuant to Section 2.3, 2.4 or 2.5; provided, however, if any registration requested pursuant to Section 2.3 or 2.5 is withdrawn at the request of the holders initiating such registration, such holders may elect to (i) have the Company pay the Registration Expenses for such withdrawn registration but such withdrawn registration shall count as a completed registration toward the Company’s obligation pursuant to Section 2.3(b) or 2.5(a), as the case may be, or (ii) pay the Registration Expenses for such withdrawn registration but such withdrawn registration shall not count as a completed registration toward the Company’s obligation under Section 2.3(b) or 2.5(a), as the case may be; provided further, however, that if a registration is withdrawn after the holders of Registrable Securities initiating such registration have learned of a material adverse change in the financial condition or prospects of the Company or have learned of other material adverse information relating to the Company, in either case not known to such holders at the time of their request for such registration, then all Registration Expenses related to such withdrawn registration shall be borne by the Company and such withdrawn registration shall not be counted as a completed registration under Section 2.3(b) or 2.5(a), as the case may be. All Selling Expenses in connection with each registration statement under Section 2.3, 2.4 or 2.5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company as they may agree.

2.8 Indemnification and Contribution.

(a) In connection with a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, the Company will indemnify and hold harmless each seller of Registrable Securities, its officers, directors and partners, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, partner, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Application executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Securities) and will reimburse each such seller, and such officer, director and partner, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any such case for any amounts paid in settlement of any losses, claims, damages or liabilities if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and, provided further, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by any such holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In connection with a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company, each director of the Company, each other seller of Registrable Securities, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus and, provided that, in no event shall such seller be liable for any amounts paid in settlement of any losses, claims, damages or liabilities if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld, and provided further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this subparagraph (b).

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party unless and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the actions or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other equitable considerations, it being understood that the relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, however, that, in any such case, (A) no such holder of Registrable Securities will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The indemnities and obligations provided in this Section 2.8 shall survive the transfer of any Registrable Securities by such holder effected in accordance with this Agreement or the termination of any registration rights granted hereunder.

2.9 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

2.10 Rule 144 and 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) use its best efforts to comply with all of the reporting requirements of the Exchange Act and shall use its best efforts to comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Registrable Securities by any holder of Registrable Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof);

(b) cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder of Registrable Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Registrable Securities by any holder of Registrable Securities; and

(c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or Rule 144A (or any successor rule), and such information as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

2.11 [Reserved].

2.12 “Market Stand-Off” Agreement. Each of the Stockholders hereby agrees, severally and not jointly, if requested by the Company and an underwriter of securities of the Company, not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or other similar hedging transaction), grant any option to purchase or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any Common Stock or securities of the Company convertible into capital stock of the Company held by such Stockholder (but excluding any shares acquired in or following the Initial Offering) during the one hundred and eighty (180) day period following the effective date of the registration statement for the Initial Offering and to enter into a written agreement with such underwriter to that effect, provided that:

(a) all executive officers and directors of the Company and all holders of five percent (5%) or greater of the outstanding capital stock of the Company enter into similar agreements; and

(b) the Company uses its reasonable efforts to cause the managing underwriter to agree to permit periodic early releases of the capital stock of the Company held by the Stockholders that is subject to the foregoing restrictions and, in the event that the managing underwriter permits such early releases, the capital stock of the Company held by all Stockholders is released on a pro rata basis (providing such managing underwriter will not be required to effect any pro rata release unless and until such managing underwriter has first released more than three percent (3%) of the Company’s total outstanding shares from such lock-up).

The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period. Each of the Stockholders agrees to sign such agreements or documents reasonably requested by the Company and/or the managing underwriters relating to and consistent with the provisions of this Section 2.12.

2.13 Limitation on Subsequent Registration Rights. The Company shall not grant to any Person any registration rights without the consent of the Requisite Investors, other than registration rights that are subordinate to or on parity with the registration rights contained herein.

2.14 Assignment of Registration Rights. Notwithstanding any provision of this Agreement to the contrary, the rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 200,000 shares of such class or series of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations effected following the closing of the Initial Offering), or such lesser number of shares if such number represents all shares of Registrable Securities held by the holder transferring such Registrable Securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that the transferee or assignee shall acknowledge in writing that the transferred or assigned Registrable Securities shall remain subject to this Agreement. Notwithstanding the foregoing, a holder of Registrable Securities may assign its rights under this Section 2 in accordance with the preceding sentence to any Affiliate, member, principal, director, partner or stockholder of such holder (including spouses and ancestors, lineal descendants and siblings of such members, principals, directors, partners or stockholders who acquire Registrable Securities by gift, will or intestate succession) without regard to the minimum share requirement set forth above.

2.15 Termination of Registration Rights. The Company’s obligations under Sections 2.3, 2.4 and 2.5 to register the Registrable Securities shall terminate on the second (2nd) anniversary of the closing of the Initial Offering. In addition, a Stockholder’s registration rights under this Section 2 shall expire if all Registrable Securities held by and issuable to such Stockholder may be sold under Rule 144 during any ninety (90)-day period.

SECTION 3. CERTAIN COVENANTS

3.1 Qualified Small Business. The Company shall submit to its stockholders and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder. In addition, within ten (10) days after an Investor’s written request therefor, the Company shall furnish such Investor with a written statement informing such Investor whether such Investor’s Registrable Securities constitute “Qualified Small Business Stock” (as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended).

SECTION 4. MISCELLANEOUS.

4.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by electronic mail or facsimile transmission, (iii) sent by overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:

HTG Molecular Diagnostics, Inc.

3430 E. Global Loop

Tucson, AZ 85706
Attn: President
Phone:	(877) 289-2615
Fax:	(520) 547-2837

With a copy to:

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attn: Steve M. Przesmicki, Esq.
Phone:	(858) 550-6070
Fax:	(858) 550-6420

If to the Common Stockholders: To the addresses set forth on Exhibit A-1 hereto.

If to the Investors: To the addresses set forth on Exhibit A-2 hereto.

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by electronic mail or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, if sent during normal business hours of the recipient, and if not send during normal business hours of the recipient, then on the next business day, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second (2nd) business day) following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the fifth (5th) business day (or if sent overseas, on the tenth (10th) business day) following the day such mailing is made.

4.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof, including, without limitation, the Prior Agreement. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.3 Waivers and Amendment. Except as otherwise expressly provided, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in any particular instance), only with the written consent of the Company and the Requisite Investors. Notwithstanding the foregoing, (A) (i) any amendment or waiver of the definition of Registrable Securities or of Section 2.4 that would have the effect of eliminating the right of Common Stockholders to include Registrable Securities pursuant to Section 2.4 in a registration, (ii) any amendment or waiver of the last sentence of Section 1.1 or of Sections 2.1, 2.2, 2.8 or 2.12, (iii) any amendment or waiver of any other provision of this Agreement that would impose additional obligations on the Common Stockholders without imposing similar obligations on the Investors or would adversely affect the rights or obligations of Common Stockholders without having a similar adverse effect on the rights of the Investors, and (iv) any amendment or waiver of the foregoing clauses (i), (ii), (iii) and this clause (iv), shall also require the written consent of Common Stockholders holding at least a majority of the then outstanding Registrable Securities held by all Common Stockholders, and (B) the right of any Stockholder may be waived to the extent that such waiver applies solely to such Stockholder’s rights by such Stockholder. Any waiver or amendment effected in accordance with the terms hereof shall be binding upon all Stockholders and the Company. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Stockholders who have not previously consented thereto in writing.

4.4 Assignment. The rights and obligations under this Agreement may not be assigned by the Company or any Common Stockholder without the prior written consent of the Requisite Investors, unless pursuant to a transfer of Registrable Securities specifically permitted by the terms hereof.

4.5 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, except indemnitees pursuant to Article 2 hereof.

4.6 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the State of Delaware, without giving effect to the conflicts of law principles thereof.

4.7 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.8 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

4.9 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular.

4.10 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

4.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.10 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of signatures by facsimile or PDF will be as effective as the delivery of original signatures.

4.11 Aggregation of Stock. All shares of Registrable Securities held by any Stockholder and its Affiliates shall be aggregated for determining the availability of any rights under this Agreement.

4.12 Confidentiality. Each Investor agrees to hold all confidential information received pursuant to this Agreement in confidence, and not to use or disclose any of such information to any third party, except to the extent that such information may be made publicly available by the Company and other than to monitor and maintain its investment in the Company; provided, however, that any Investor may, in the ordinary course of business, provide the financial results of the Company to its stockholders, partners or members in the same manner such information is provided by such Investor with respect to its portfolio companies.

4.13 Section References. References herein to “Articles” and “Sections” herein shall be to Articles and Sections of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

HTG MOLECULAR DIAGNOSTICS, INC.

Signature:	/s/ Timothy Johnson
Print Name:	Timothy Johnson
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

S.R. ONE, LIMITED

By:	/s/ Simeon J. George
Name: Simeon J. George
Title: Vice President and Partner

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

NOVO A/S

By:	/s/ Jack B. Nielsen
Name: Jack B. Nielsen
Title: Partner

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

Fletcher Spaght Ventures II, L.P.
By: Fletcher Spaght Associates II, L.P., its General Partner
By: FSA II, LLC, its General Partner

By:	/s/ R. John Fletcher

Name:	R. John Fletcher

Title: Managing Member

FSV II, L.P.
By: Fletcher Spaght Associates II, L.P., its General Partner
By: FSA II, LLC, its General Partner

By:	/s/ R. John Fletcher

Name:	R. John Fletcher

Title: Managing Member

FSV II-B, L.P.
By: Fletcher Spaght Associates II-B, LLC, its General Partner
By: FSA II, LLC, its Manager

By:	/s/ R. John Fletcher

Name:	R. John Fletcher

Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

MERCK CAPITAL VENTURES, LLC

By:	/s/ Lawrence D. Senour
Name: Lawrence D. Senour
Title: Executive Director, Corporate Development

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SOLSTICE CAPITAL II, L.P.
By: Solstice Capital LLC, its general partner

By:	/s/ Harry A. George
Name: Harry A. George
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Jim Weersing
JIM WEERSING, TRUSTEE OF THE WEERSING
FAMILY TRUST

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMMON STOCKHOLDERS:

/s/ Bruce Seligman
BRUCE SELIGMANN, TRUSTEE OF THE SELIGMANN-JUNGHANS FAMILY TRUST U/A/D JULY 9, 1999

/s/ Bruce Seligman
BRUCE SELIGMANN

EXHIBIT A-1

COMMON STOCKHOLDERS

NAME AND ADDRESS OF STOCKHOLDER	COMMON STOCK	OPTIONS
Seligmann-Junghans Family Trust U/A/D July 9, 1999 Address on file with Company	5,105,714
Ralph R. Martel Address on file with Company	140,000
Constance A. Junghans Address on file with Company	498,130
Timothy B. Johnson Address on file with Company		11,863,118
Bruce Seligmann Address on file with Company	657,000	1,859,510
Pete Clemens Address on file with Company	138,750
Shaun McMeans Address on file with Company		2,499,162
John Lubniewski Address on file with Company		3,476,196
Stephen Hagan Address on file with Company		1,915,969
Debra Gordon Address on file with Company		893,840
Donald Ball Address on file with Company		746,710
Vijay Modur Address on file with Company		2,599,162

EXHIBIT A-2

INVESTORS

NAME AND ADDRESS OF STOCKHOLDER	SERIES A	SERIES B	SERIES C-1	SERIES C-2	SERIES D	SERIES E
S.R. One, Limited Address on file with Company					36,546,366	15,227,653
NOVO A/S Address on file with Company					50,251,254	15,227,653
Fletcher Spaght Ventures II, L.P. c/o Fletcher Address on file with Company					16,801,503	3,862,416
FSV II, L.P. c/o Fletcher Spaght, Inc./ Fletcher Spaght Ventures Address on file with Company					1,692,017	388,969
FSV II-B, L.P. c/o Fletcher Spaght, Inc./ Fletcher Spaght Ventures Address on file with Company					8,002,596	1,839,677
MERCK CAPITAL VENTURES, LLC Address on file with Company WITH A COPY TO: Edwards Angell Palmer & Dodge Address on file with Company			8,670,520	9,601,924	20,658,958	7,613,826
Solstice Capital II, L.P. Address on file with Company	574,212	4,183,874	1,547,390	4,157,017	1,888,295
Valley Ventures III, L.P. Address on file with Company	459,369	3,616,906	516,010	992,890	586,281
Valley Ventures III Annex, L.P. Address on file with Company			1,083,815	2,978,666	1,758,843

NAME AND ADDRESS OF STOCKHOLDER	SERIES A	SERIES B	SERIES C-1	SERIES C-2	SERIES D	SERIES E
Village Ventures Partners Fund, L.P. Address on file with Company With a copy to: Village Ventures, Inc. Address on file with Company	106,227	768,556	286,254
Village Ventures Partners Fund A, L.P. c/o Village Ventures, Inc. Address on file with Company With a copy to: Village Ventures, Inc. Address on file with Company	8,041	58,199	21,675
VVN, LLC c/o Village Ventures, Inc. Address on file with Company With a copy to: Village Ventures, Inc. Address on file with Company	574	4,154	1,547
GC&H INVESTMENTS, LLC Address on file with Company			72,254		90,394
ETP/FBR Venture Capital II, LLC Address on file with Company		691,227	308,527
PALICE INVESTMENTS, LLC Address on file with Company			380,829		238,220
415 Golf View LLC c/o Granger L. Vinall Address on file with Company			37,085
Miramar Ventures, LLC c/o David C. Smallhouse Address on file with Company		164,577	314,915
Steven P. Sim and Marilyn B. Einstein Address on file with Company		65,138	148,341
Edward B. Berger and Christina McComb- Berger Family Trust dated December 6, 2002 c/o Edward B. Berger and Christina McComb-Berger Family Trust Address on file with Company		82,165	74,170

NAME AND ADDRESS OF STOCKHOLDER	SERIES A	SERIES B	SERIES C-1	SERIES C-2	SERIES D	SERIES E
Curtis Gunn Address on file with Company		32,611	451,923
Weintraub Family Trust W/A dtd 03/13/80 Ronald H. Weintraub & Diane B. Weintraub, Trustees Address on file with Company		65,831	74,154
Pierre Sice & Genevieve Sice, Community Property Address on file with Company		101,205			95,164
Pierre Sice Address on file with Company			73,917
Ralph R. Martel Address on file with Company			44,212
Lawrence J. Aldrich Address on file with Company			44,212		27,656
E. William Radany Address on file with Company			44,212
Bruce Seligmann Address on file with Company	143,661
ARCTURUS CAPITAL VENTURE FUND, L.P. Address on file with Company			1,445,087	1,108,156
The Second Sonenblick Family Limited Partnership Address on file with Company		32,915	72,254
Pete Clemens Address on file with Company				44,326
Weersing Family Trust Address on file with Company					1,867,969	609,106
Bruce Seligmann, Trustee of the Seligmann- Junghans Family Trust U/A/D July 9, 1999 Address on file with Company		123,228	44,157		119,288
Timothy B. Johnson Address on file with Company				221,631	233,495	60,910
Constance Junghans Address on file with Company			44,212		119,288

NAME AND ADDRESS OF STOCKHOLDER	SERIES A	SERIES B	SERIES C-1	SERIES C-2	SERIES D	SERIES E
Kirk Collamer Address on file with Company			44,212		119,288
BJ Kerns Address on file with Company					23,857
John Luecke Address on file with Company					11,928
Fredrick Pollock Address on file with Company					4,771
Kathleen Toolan Address on file with Company					119,288
Bernice Junghans Address on file with Company					119,288
Sharyl Cummings & Steve Blomquist Address on file with Company					119,288
Huw R. Jones and Cynthia D. Heydon-Jones Address on file with Company					238,577
Douglas E. Marsh 401(k) Profit Sharing Plan Address on file with Company					71,573
James Glinn Address on file with Company					861,723
Basil E. Horner Address on file with Company					23,857
Jerry Sonenblick Address on file with Company					47,715
Edward Michael Gloyne Address on file with Company		164,577	148,341		238,577
Phillip Chu Address on file with Company					119,288
John Wineman Address on file with Company					91,366
Tom Vasicek Address on file with Company					22,841

NAME AND ADDRESS OF STOCKHOLDER	SERIES A	SERIES B	SERIES C-1	SERIES C-2	SERIES D	SERIES E
Danilo Cacciamatta Address on file with Company		100,964
DBD Fund, Inc. Address on file with Company		81,246
Deimos Ventures, LLC Address on file with Company		645,161
Holualoa Arizona, Inc. Address on file with Company		162,386
Margaret King Joukowsky Address on file with Company		36,895
William H. Lomicka Address on file with Company		81,069
Tucson Pharma Ventures, LLC Address on file with Company		32,555
Daniel D. Von Hoff, M.D. Address on file with Company		81,528
BSE Trust Address on file with Company		82,289
Fairfax Management Company, LLC Address on file with Company		65,831
Artemis Joukowsky III Address on file with Company		45,093			21,800
John Lubniewski Address on file with Company					228,414	76,138
Shaun McMeans Address on file with Company					114,207	152,276
Stephen Hagan Address on file with Company					114,207	60,910
Debra Gordon Address on file with Company					25,124
Julie Capadona Address on file with Company					1,133
Elsie L. Elliott Address on file with Company					20,954

NAME AND ADDRESS OF STOCKHOLDER	SERIES A	SERIES B	SERIES C-1	SERIES C-2	SERIES D	SERIES E
Jeffrey R. Lee Address on file with Company					764
Tamara Morrissy Address on file with Company					52
Donald Ball Address on file with Company						30,456
David and Shaila Silverio, JTWROS Address on file with Company						60,910
Todd McMeans Address on file with Company						152,276
Desert Sidecar IV, LLC c/o Curtis Gunn Address on file with Company						102,786